                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [ ]

     Filed by a Party other than the Registrant [X]

     Check the appropriate box:

     [X] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [ ] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         Westmoreland Coal Company
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                (Name of Registrant as Specified in Its Charter)

                           Frank E. Williams, Jr.
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    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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
                  Westmoreland Committee to Enhance Share Value

                              2789-B Hartland Road
                              Post Office Box 4004
                              Merrifield, VA 22116
                                 (703) 641-4612

                                 April 28, 1999

                   VOTE FOR CHANGE IN WESTMORELAND MANAGEMENT

Dear Fellow Shareholder:

On behalf of the Westmoreland Committee to Enhance Share Value, I ask for your support and vote in person or by proxy FOR our proposals to replace Westmoreland Coal Company's current Board of Directors and to implement our plan for enhancing the value of our collective shares. Foremost, we think that now is the best time to sell Westmoreland's remaining Independent Power Projects (IPPs).

During the past several weeks, we have received numerous unsolicited expressions of support. Members of the Committee and those who have contacted us are in unanimity to make the changes necessary to maximize value for shareholders. I urge you in deciding who has the better plan for the future of our company to ask yourself: What's in it for me as a shareholder and what's in it for the current salaried management of Westmoreland. Then, take a look at management's track record.

Westmoreland Coal Company has scheduled its Special Meeting for 8 am, May 12, in Colorado Springs, CO. If it is not possible for you to attend in person to support our proposals, it is vitally important to us that you promptly sign and date our enclosed BLUE proxy card, indicating your vote FOR our proposals, and return it in the enclosed envelope. I urge you not to sign any proxy cards you receive from Westmoreland Coal Company. In the event that you have already done so, you have the right to cancel that vote by subsequently signing, dating, and returning our BLUE proxy card. Please call DF King & Co. toll free at 1-800-628-8538 if you require assistance.

Let's move forward to enhance share value. I invite you to contact me or other members of the Committee. We look forward to discussing our Proxy Statement with you.

                                                 Sincerely,

                                                 /s/ FRANK E. WILLIAMS, JR.
                                                 Frank E. Williams, Jr.
                                                 Chairman

         1999 SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF STOCKHOLDERS
                          OF WESTMORELAND COAL COMPANY

       PLEASE VISIT OUR WEB SITE AT HTTP://WWW.FREEDOMFORSHAREHOLDERS.COM

                               PROXY STATEMENT OF
                 WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE

     The enclosed proxy is solicited on behalf of the Westmoreland Committee to Enhance Share Value (The "Committee") for use at the 1999 Special Meeting in Lieu of Annual Meeting of shareholders of Westmoreland Coal Company, a Delaware corporation (the "Company"), to be held at 8:00 am, local time, on Wednesday, May 12, 1999 at the Antlers Adam's Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado 80903. It is anticipated that this Proxy Statement and BLUE Proxy card will be mailed to shareholders on or about April 28, 1999. The purpose of our solicitation is to elect a new board of directors opposed to the present management of the Company.

     The Committee is a direct outgrowth of the experience of three of its members who served as members (one of whom served as co-chairman) of the Official Committee of Equity Security Holders (the "Equity Committee") while the Company was recently under the jurisdiction of the Federal Bankruptcy Court. Through that experience they became convinced that the present board of directors should be replaced by persons willing and able to carry out the Committee's plan for the future direction of the Company.

                PLEASE JOIN US, WE NEED YOUR VOTES AND SUPPORT.

THE COMMITTEE'S PLAN

     The following are the four principal elements of the Committee's plan:

     X Sale of all IPPs. The Committee proposes selling Westmoreland's remaining Independent Power Projects (IPPs) as soon as practicable, consistent with obtaining fair market value for the assets. We believe that the current, but probably temporary, market environment of under-capacity in the electricity sector has escalated IPP market valuations to the point that very favorable selling prices can be obtained. We have also retained the expert advice of Bodington & Company -- a management and financial consulting firm serving the electric power industry to develop a strategy for obtaining maximum revenues possible for Westmoreland's remaining IPP assets.

       The federal Coal Act in effect makes any purchaser of an IPP liable for any existing claims the affected Funds might have against the Company which are related to that property. This liability to the purchaser may be waived by the affected Funds. Since it is unlikely that a prospective purchaser will purchase an IPP without this waiver, any sale of the IPPs will require the approval of the affected UMWA Funds (please see "Solicitation Expenses" later in this proxy statement for information concerning the relationship of the Funds to the Company) and the Committee has no assurance that the approval will be granted. The Committee believes that the Funds support a corporate strategy of the sale of the IPPs, assuming that the terms and conditions for such sale are favorable, but their express consent has not been obtained.

     X Expansion of surface mining operations. The Committee proposes substantially increasing production and marketing of Westmoreland's coal assets in the Powder River Basin near Hardin, Montana and attempting to negotiate lower rail transportation rates.

     X Closing executive headquarters. The Committee would reduce overhead costs by reducing the number of Westmoreland's salaried executives in Colorado Springs, relinquishing the headquarters space, and managing the company through its subsidiaries. There are no Westmoreland operations in or near Colorado Springs, Colorado.

     X Electing a Board to implement our plan. The Committee has recruited a proposed Board of Directors which it believes has the individual and combined expertise in the operational skills and judgment necessary to enhance the value of Westmoreland's assets and shareholders' equity. As evidenced by their resumes, their skills and experience include asset valuation, mergers, acquisitions, consolidations, sales, marketing, management, and labor relations, as well as extensive experience in the energy power sector.

                             ELECTION OF DIRECTORS

VOTING PROCEDURES

     Holders of Common Stock have one vote for each share with respect to all matters to be considered at the Special Meeting, except that they will have no vote on the election of the two directors who are nominated to serve as representatives of the holders of the Preferred Stock (each such share of Preferred Stock being evidenced by four Depositary Shares). Holders of Depositary Shares have one vote for each Depositary Share on all matters to be considered, except for the election of the at-large directors.

     While no mention of this exclusion was made in the Prospectus employed in the sale of the Depositary Shares, the Company's Articles of Incorporation (which was filed as an exhibit to the registration statement of which the Prospectus was a part) provide that when the dividends on the Preferred Stock are in default, such that the holders of the Depositary Shares have the right to elect two directors, they have no vote on the remaining directors. In spite of the fact that the exclusionary provision was not described in the Prospectus, it appears to have been validly adopted under Delaware law. In view of this, the Committee reluctantly accepts that the holders of the Depositary Shares will be able to vote only on the two Preferred Stock directors.

     The Company's By-laws, filed as an Exhibit to the annual report for the Fiscal Year Ended December 31, 1998, on Form 10K/A, provide that there shall be six directors. The Company has, however, seven directors and has nominated seven persons as directors in its proxy material filed with the Securities and Exchange Commission for the 1999 Meeting. If the Committee succeeds in electing its At-large nominees, it intends that the directors will amend the By-laws to provide for seven, rather than six, directors. Consequently, it has nominated the seven persons named below.

     No shareholder is permitted to cumulate votes at the meeting or by proxy. Directors will be elected by an affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote on the nominees. The two nominees for the Preferred Stock directorships who receive the most votes of the Depositary Shareholders will be elected and the At-large nominees who receive the most votes of the Common Stockholders will be elected.

     The Committee is presenting the nominees in the form of two proposals. Proposal Number 1 is that the five persons named below as the Committee's At-large Nominees be elected by the holders of Common Stock to serve as Directors. Proposal Number 2 is that the two Preferred Stock Nominees be elected by the holders of Depositary Shares as Directors to serve as representatives of the Preferred Stockholders.

     If you own Common Stock, you will find enclosed a BLUE proxy containing means for you to vote FOR or withhold authority to vote for Proposal Number 1. If you own Depositary Shares you will find enclosed a BLUE proxy containing means to vote FOR or withhold authority to vote for Proposal Number 2. If you own both Depositary Shares and Common Stock, you will find enclosed both BLUE proxies.

         THE COMMITTEE URGES YOU TO VOTE FOR THE COMMITTEE'S PROPOSALS.
                            YOUR VOTE IS IMPORTANT.
                               PLEASE ACT TODAY.

 THE COMMITTEE URGES YOU TO SIGN, DATE AND MAIL THE ENCLOSED BLUE PROXY CARD OR
                 CARDS, VOTING "FOR" THE COMMITTEE'S NOMINEES.

     We urge you not to sign any proxy card sent to you by Westmoreland Coal Company. If you have already done so, you have the right to change your vote and vote for the election of the Committee's nominees simply by signing, dating, and mailing the BLUE proxy in the ENCLOSED RETURN ENVELOPE or express mailing it to the following address:

    DF King & Company, Inc.
     77 Water Street
     20th Floor
     New York, NY 10005

     Please call DF King & Co., Inc., toll free at 1-800-628-8538 if you require assistance or have any questions.

     Alternatively, you may send your BLUE proxy to the Secretary of the Company at the company's executive offices or you may vote in person at the Special Meeting, May 12.

     The BLUE proxy must be dated after any other proxy you may have already submitted to the company. REMEMBER, ONLY YOUR LATEST DATED PROXY WILL COUNT IN THE ELECTION .

                            THE COMMITTEE'S NOMINEES

     Information about the Committee's nominees follows. Each nominee has consented to being named as such. None of the nominee nor any of their associates has any arrangement or understanding with any person with respect to future employment with the Company nor with respect to any future transactions to which the Company or any of its affiliates will be a party, except, of course, as the nominees, if elected intend to implement their plans as outlined in this proxy statement. Other than Messrs. Williams, Obus and Offutt entering into the Master Agreement, as members of the Equity Committee, no nominee is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

AS AT-LARGE NOMINEES

     William J. Sim, age 54, is Group Vice President -- Generation of Potomac Electric Power Company (Pepco), Washington DC (since 1997). At Pepco, Mr. Sim has full profit and loss responsibility for all generation activities. In addition, he manages the Generation Business Unit, including fuels procurement (coal, oil, and gas), operations and maintenance of generating plants, the Central Engineering and Maintenance Organization, the Business Planning, and the Power Marketing Business. Previously, he was Group Vice President, Power Supply and Delivery, Pepco (1994 to 1997), where he managed generation, transmission, and distribution operations including: generating plants, overhead and underground systems, substations, the Consolidated Control Center, and the Environment Group In addition, he worked as Vice President, Operations and Construction, Pepco (1991 to 1994) where he managed operation, maintenance, and construction of Generating, Transmission, Distribution, and Substations facilities and the Consolidated Control Center. Mr. Sim also served previously as President and COO of the American Energy Division of Potomac Capital Investment Corporation, American Energy & American Recovery Corporation, a division of Potomac Capital Investment Corporation (PCI), the non-regulated subsidiary of Pepco. In that position, he managed operations involved in the ownership, design, construction, and operations of energy facilities, including: solar, hydro, waste-to-energy, co-generation projects, and waste recycling. Mr. Sim serves as a Member, Board of Directors, Williams Industries, Falls Church, VA. Loyola College -- MBA. University of Glasgow, Scotland -- BSc, Civil Engineering. University of Michigan -- Public Utility Executive Program. Mr. Sim owns 100 Depository Shares, which he purchased on March 26, 1999, after being asked to serve as a Committee nominee.

     Robert F. Fowler, age 55, is the Managing Member of Robert Fowler & Associates, LLC (management consulting company, specializing in divestitures and mergers, serving as owner-representative), Atlanta, GA (since 1977). Currently, Mr. Fowler is serving as temporary CFO for the Boomershine Auto Group (a $250 million annual revenue, multi-dealership), with operations in Atlanta, where he is winding down all facets of the corporation and selling off its assets. He is past Chairman of the Board of Signal Point Systems (a full service telecom contractor) and a past Member of the Board of EMCUS, Inc. (union industrial electrical contractor holding company). Previously, Mr. Fowler worked as Senior Consultant, FMI Corporation (management consulting company that is a leading advisor in corporate divestitures and mergers), Raleigh, NC, and Corporate Planner -- Holding Company, NationsBank, Charlotte, NC.
Wharton -- MBA -- International Business and Finance. Virginia Military Institute -- BS -- Civil Engineering and Mathematics. Mr. Fowler owns 100 shares of Common Stock, which he purchased on April 8, 1999, after being asked to serve as a Committee nominee.

     Nelson Obus, age 52, is President of Wynnefield Capital, LLC (a private partnership with assets over $150 million, specializing in undervalued publicly-traded small companies), New York, NY (since 1992). Mr. Obus served as a Member of the Westmoreland Official Committee of Equity Security Holders (June 1998 to February 1999). Previously, he was Research Director for Schaffer Capital Management and earlier was with Lazard Freres Brothers, LLC (institutional equity sales) as Director of Research, Institutional Salesman, and Research Analyst (in succession). Prior to his positions on Wall Street, Mr. Obus worked for more than a decade in natural resources management with the Massachusetts Audubon Society, the Appalachian Mountain Club, and the Department of Environmental Management of the Commonwealth of Massachusetts. New York University -- BA. Brandeis University -- MA, ABD -- political science.

     R. Bentley Offutt, age 60, is Founder and President of Offutt Securities, Inc., a member of the NASD (institutional research brokerage firm which specializes in value investing and focuses its coverage on companies with a market capitalization between $60 million to $1 billion), Baltimore, MD (since
1987). Previously, he was Director, Institutional Research and Marketing, Legg Mason. Mr. Offutt served as a Member of the Westmoreland Official Committee of Equity Security Holders (June 1998 to February 1999). In addition, he is a Member of the Board, Williams Industries, Inc., Falls Church, VA (since 1994). Previously, he was Vice Chairman, Franklin Square Hospital, MD. George Washington University -- MBA. Lehigh University -- BA.

     Matthew S. Sakurada, age 47, is President of EmPower Resources, Inc. (management consulting and investment company), Sanford, NC (since 1996). Previously, he was President, Vice President and General Manager, and Vice President -- Project Development (in succession), Westmoreland Energy, Inc., Charlottesville, VA (1988 to 1996). There, he led corporate and project development and was responsible for site selection, fuel procurement, permitting, financing, construction, coal marketing, and operation of eight power-generating facilities owned in partnership with other leading companies. Prior to holding those positions, he was Manager of Material, Engineering and Human Resources, Engineering Manager, and Civil Engineer (in succession), Colorado Westmoreland, Inc., Paonia, CO. There, Mr. Sakurada was responsible for the material management, engineering, and human resources departments. In addition, he worked as Engineer -- Structural Mechanics, Engineer -- Structural Division, and Structural Designer (in succession), Stone & Webster Engineering Corp., Boston, MA, and Denver, CO, where he engineered and designed coal-fired, hydro-electric, nuclear, and natural gas powered generation facilities. James Madison University -- MBA. University of Colorado at Denver -- Master of Engineering. Colorado State University -- BS -- Civil Engineering. Mr. Sakurada owns 110 shares of Common Stock, 100 of which he purchased on March 19, 1999.

AS PREFERRED STOCKHOLDER NOMINEES

     Guy O. Dove, III, age 61, is a Personal Investor, Washington, DC (since
1989). He also serves as Chairman of Pinnacle Oil Company (exploration and production of natural gas and oil), with assets mainly in Oklahoma (since 1972). Previously, Mr. Dove was Partner and Chief Investment Officer, The Clarendon Group, London, UK, where he was responsible for all facets of investment management of a $3 billion reinsurance group. Prior positions included: First Vice President, Schroder Capital Management, Inc., Washington, DC, and Bond Manager responsible for the National Fixed Income Department, having more than $100 MM in funds under management; Vice President, Equitable Trust Company, Baltimore, MD, and Senior Bond Manager in the Pension Fund Department responsible for fixed income portfolios, managing more than $400 MM in funds; and Financial Consultant, Federal Energy Administration, Washington, DC. Projects with FEA included evaluating financial problems relating to the electric utility industry and the impact of financial markets of various policy options. Trinity College -- BA.

     Frank E. Williams, Jr., age 64, is Founder, Chairman, and CEO of Williams & Beasley Co. (steel erection), Dallas, TX (since 1996). He is also Chairman of Williams Enterprises of Georgia, Inc. (steel fabrication and erection of structural steel and miscellaneous iron) and its five subsidiaries, Atlanta, GA (since 1967). He served as Co-Chairman of the Westmoreland Official Committee of Equity Security Holders (June 1998 to February 1999). Previously, he was President, CEO, and Chairman, of Williams Industries, Inc. (construction services), Falls Church, VA (1961 to 1995). He also served as a Director and Chairman of the Board, Capital Bank NA, Washington, DC. Georgia Institute of Technology -- Bachelor of Civil Engineering.

               THE WESTMORELAND COMMITTEE TO ENHANCE SHARE VALUE

     The Committee is an outgrowth of the Official Committee of Equity Security Holders (the "Equity Committee") that was formed on June 29, 1998, when the Office of the United States Trustee granted certain shareholders' request to appoint a committee to represent the rights and interests of common and preferred shareholders. Following the dismissal of the bankruptcy case, the Equity Committee was dissolved February 4, 1999. In early March 1999, three of the former members of the Equity Committee, Frank E. Williams, Jr., Nelson Obus, and R. Bentley Offutt joined with a fourth shareholder, Guy O. Dove III, to form the Westmoreland Committee to Enhance Share Value. More detailed information about each of these persons is set forth below.

     Frank E. Williams, Jr., 2789 Hartland Road, Falls Church, VA 22043. His principal occupation is Chairman of the Board of Williams Enterprises of Georgia, whose principal business is steel construction and whose address is 1285 Hawthorne Ave., P.O. Box 756, Smyrna, GA 30081. Mr. Williams beneficially owns, directly and indirectly, 211,000 shares of Common Stock and 14,308 Depository Shares. Under Securities and Exchange Commission rules, the 14,308 Depository Shares are considered to constitute beneficial ownership of 24,438 shares of Common Stock into which they are convertible ("Equivalent Shares"), giving Mr. Williams a total beneficial ownership of 235,438 shares of Common Stock. Mr. Williams owns no shares of stock of record which he does not also beneficially own. Certain of the shares set forth as being beneficially owned by Mr. Williams are owned by his wife, father, a family charitable foundation, and a family trust. No associates of Mr. Williams, other than the members of the Committee and the family members, own any of the Company's securities. All of these shares have been purchased during the past two years as follows:

                         DATE                            NUMBER OF SHARES   TYPE OF SECURITY
                         ----                            ----------------   ----------------
April 28, 1997.........................................       20,000        Common
April 30, 1997.........................................        5,000        Common
May 1, 1997............................................       10,000        Common
February 19, 1998......................................        5,000        Common
April 2, 1998..........................................       12,000        Common
April 28, 1998.........................................        5,000        Common
April 29, 1998.........................................       16,000        Common
June 12, 1998..........................................      135,000        Common
July 27, 1998..........................................        4,000        Depositary
October 1, 1998........................................       34,000        Depositary

     On September 3, 1998, Mr. Williams sold 15,000 shares of Common Stock. As of April 14, 1999, Mr. Williams sold 23,692 Depositary Shares.*

     R. Bentley Offutt, Offutt Securities, Inc., 11350 McCormick Road, Executive Plaza III, Suite 901, Hunt Valley, MD 21030. His principal occupation is President of Offutt Securities, Inc., a member firm of the National Association of Securities Dealers (NASD), acting primarily as an institutional research brokerage firm specializing in companies with market capitalization between $60 million to $1 billion. Mr. Offutt beneficially owns 199,400 shares of Common Stock and no Depositary Shares. Of these, 40,000 shares were purchased on November 10, 1997; the remainder were purchased more than two years ago. Of this Common Stock, 149,400 shares are owned by his wife, with whom Mr. Offutt shares voting and dispositive power, and 50,000 shares are owned by Offutt Securities. Mr. Offutt owns no Westmoreland securities of record which he does not also beneficially own. No associates of Mr. Offutt, other than the members of the Committee and his wife, own any of the Company's securities.

---------------

* Indicates shares purchased by the Company pursuant to its recent tender offer.

     Nelson Obus, One Penn Plaza, Suite 4720, New York, NY 10119. Mr. Obus' principal occupation is managing investments as President of Wynnefield Capital Management, LLC, of that address. Wynnefield Capital Management, LLC is a private limited liability company organized under the laws of New York. Mr. Obus is the indirect owner of 693,900 shares of Common Stock and 19,155 Depositary Shares, through the following entities: Wynnefield Partners Small Cap Value LP I, a Delaware limited partnership ("Partnership I") -- 229,947 shares of Common Stock and 7,647 Depositary Shares; Wynnefield Partners Small Cap Value LP, a Delaware limited partnership ("Partnership") -- 332,253 shares of Common Stock and 6,373 Depositary Shares; Wynnefield Small Cap Offshore Fund Ltd., a partnership organized under the laws of the Cayman Islands ("Offshore
Fund") -- 131,700 shares of Common Stock and 5,135 Depositary Shares. Wynnefield Capital Management, LLC is the general partner of Partnership and Partnership I, and Wynnefield Capital, Inc., a Delaware corporation is the general partner of Offshore Fund. Mr. Obus, Joshua H. Landes and Robert Melnick are the members of the Wynnefield Capital Management, LLC, and Messrs. Obus and Landes are the stockholders, directors and officers of Wynnefield Capital, Inc. All of these persons and entities share the address set forth above. Mr. Obus is not the record owner of any Westmoreland securities of which he is not also a beneficial owner. During the past two years, shares have been purchased as follows:

     PARTNERSHIP I

                         DATE                            NUMBER OF SHARES   TYPE OF SECURITY
                         ----                            ----------------   ----------------
April 11, 1997.........................................       17,345        Common
March 9, 1998..........................................       64,500        Common
September 2, 1998......................................       20,400        Depositary

     On September 2, 1998, Partnership I sold 19,000 Common Shares. As of April 14, Partnership I sold 12,753 Depositary Shares.*

     PARTNERSHIP

                         DATE                            NUMBER OF SHARES   TYPE OF SECURITY
                         ----                            ----------------   ----------------
April 1, 1997..........................................       32,655        Common
September 2, 1998......................................       13,100        Depositary
September 3, 1998......................................        3,900        Depositary

     On September 2, 1998, the Partnership sold 15,000 Common Shares. As of April 14, 1998, the Partnership sold 10,627 Depository Shares.*

     OFFSHORE FUND

                         DATE                            NUMBER OF SHARES   TYPE OF SECURITY
                         ----                            ----------------   ----------------
April 11, 1997.........................................      131,700        Common
June 1, 1998...........................................        4,700        Depositary
September 4, 1998......................................        9,000        Depositary

     The Fund sold 8,300 Common Shares on September 2, 1998. In addition, the Fund sold 8,565 Depositary Shares as of April 14, 1999.*

     Guy O. Dove, III, 10 Jay Street, Middleburg, VA 20118. Mr. Dove's occupation is Personal Investor and Chairman of the Board of Directors of Pinnacle Oil Company of the same address, with assets mainly in Oklahoma. Mr. Dove is the beneficial owner of 198,000 shares of Common Stock and 20,123 Depositary Shares, giving Mr. Dove a total beneficial ownership of 232,370 Equivalent Shares of Common Stock. He owns no Westmoreland securities of record which he does not beneficially own. 0,000 Depositary Shares set forth above are owned by his adult children, whom Mr. Dove advises as to voting and dispositive powers. 184,000 shares of Common Stock and 10,123 Depositary Shares are owned directly by

---------------

* Indicates shares purchased by the Company pursuant to its recent tender offer.

him, and 14,000 shares of Common Stock and 1,875 Depositary Shares are owned by Pinnacle Oil. Purchases by Mr. Dove during the last two years are as follows:

                         DATE                            NUMBER OF SHARES   TYPE OF SECURITY
                         ----                            ----------------   ----------------
October 28, 1998.......................................       35,000        Common
November 11, 1998......................................        3,000        Common
November 12, 1998......................................        1,000        Common
December 21, 19998.....................................       40,000        Common
January 13, 1999.......................................        5,000        Common
November 13, 1998......................................        2,000        Depositary
April 14, 1999.........................................        1,000        Depositary
April 15, 1999.........................................        3,500        Depositary

     As of April 14, 1999, he sold 9,377 Depositary Shares.* Other than the associates set forth above, no associates of Mr. Dove own any Westmoreland securities.

     The Committee as a group directly and indirectly owns 1,302,300 shares of Common Stock and 39,278 Depositary Shares, or 1,369,387 Equivalent Shares of Common Stock. No member of the Committee nor any of their associates has any arrangement or understanding with any person with respect to future employment with the Company nor with respect to any future transactions to which the Company or any of its affiliates will be a party, except, of course, as the members of the Committee itself intend to implement its plans as outlined in this proxy statement. Other than their entering into the Master Agreement, as members of the Equity Committee, no member of the Committee is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

                                THE SOLICITATION

     This proxy statement is first being given or sent to shareholders on or about April 28, 1999. Any shareholder who executes and delivers a proxy for use at the Special Meeting has the right to revoke it any time by filing with the Committee through DF King & Company, 20th Floor, 77 Water Street, New York, NY 10005 or with the Secretary of the Company at its principal offices, an instrument revoking it or a duly executed proxy bearing a later date, or by appearing in person and voting at the Special Meeting. The principal executive offices of the Company are located at 2 North Cascade Avenue, 14th Floor, Colorado Springs, CO 80903, phone number (719) 442-2600.

     March 23, 1999 was the record date for the Common Stock; April 12, 1999 was the record date for the Depository Shares. Shareholders of record, as applicable, on those respective dates are entitled to vote by proxy or in person at the Special Meeting.

     According to the Company's proxy statement, on April 12, 1999, the record date for Depository Shares, there were 1,247,369 Depository Shares outstanding. On March 23, 1999, the record date for Common Stock, there were 7,059,663 shares of Common Stock outstanding.

     If record shareholders entitled to cast a majority or more of the total shares are present in person or by proxy at the Special Meeting a quorum will exist for purposes of electing the nominees for the Board of Directors. Abstentions are counted as present, and broker non-votes may be counted as present, to establish a quorum. Withholding authority to vote for a nominee, and broker non-votes will not affect the outcome of the election of directors.

---------------

* Indicates shares purchased by the Company pursuant to its recent tender offer.

SOLICITATION EXPENSES

     The Committee has retained DF King & Co., Inc. to assist in the solicitation of proxies and for related services. The Committee has agreed to pay that organization a fee estimated at $25,000, and to reimburse it for reasonable out-of-pocket expenses. The Committee will indemnify DF King against certain liabilities and expenses. Approximately 20 persons will be used by DF King in its solicitation efforts. In addition to the use of mails, proxies may be solicited by the Committee and the director nominees by telephone, telegram, and personal solicitation, for which no additional compensation will be paid to those persons engaged in such solicitation. Proxies will also be solicited through the Committee's website at http://www.freedomforshareholders.com Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward solicitation material to the beneficial owners of the Common Stock and Preferred Stock that such institutions hold of record. The Committee will reimburse such institutions for their reasonable out-of-pocket expenses.

     The expense of preparing and mailing this Proxy Statement and any other soliciting material and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, public relations, transportation, and litigation) will be borne partly by the UMWA Combined Fund (the "Funds"), which have agreed to pay $125,000, with the Committee bearing the remaining expenses. The Funds are entities created and existing under the Federal Coal Industry Retirement Health Benefit Act of 1992. The Funds agreed to pay this amount as part of the negotiations which led to the Master Agreement and the dismissal of the bankruptcy cases.

     During those negotiations, an impasse had arisen between the Company and the Equity Committee over the Equity Committee's insistence that the Company bear the expense of this proxy contest. In order to break that impasse so that the bankruptcy case might be dismissed, the Funds agreed to provide $125,000 towards this proxy contest. There are no other arrangements or understandings between the Committee and the Funds.

     The Funds own no equity securities of the Company, but hold a Contingent Promissory Note in the original principal amount of $12 million, decreasing to $6 million in 2002, issued in 1999 to secure certain of the Company's obligations under the Master Agreement entered into among the Company, the Funds and the Equity Committee as a condition to the dismissal of the Chapter 11 bankruptcy cases.

     In addition, (1) the Company must make payments of approximately $6.6 million per year to the Funds, (2) UMWA, an affiliate of the Funds, is currently involved in arbitration proceedings with the Company, seeking $13.8 million from the Company, (3) under the Master Agreement, the Company must maintain medical plans at a cost of approximately $8.7 million, and (4) with respect to the $12 million note, the Company must maintain certain financial ratios, has deposited $6 million to secure its obligations to the Funds, and the Funds have a security interest in the cash flow from the Company's Roanoke Valley I Project (a project which the Committee proposes to sell.

     Neither the Funds nor any of their associates have purchased or sold any other Company securities within the past two years, nor have they been a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Neither the Funds nor their associates have any arrangement or understanding with any person with respect to future employment by the Company or its affiliates nor with respect to any future transactions to which the Company or any of its affiliates will or may be a party, other than the Company's obligations to the Funds as required by the Master Agreement.

     The Committee estimates that its total expenditures relating to the solicitation of proxies will be approximately $200,000. Total cash expenditures to-date relating to this solicitation have been approximately $25,000. It is the Committee's position that its actions with respect to the solicitation of proxies will enhance the value of the Company for the benefit of its stockholders. While the Committee presently intends to seek reimbursement from the Company for its reasonable expenses in connection with this solicitation, the Committee does not expect to submit such matter to a vote of security holders, unless required by law.

HOW TO CONTACT US

                        WE ARE RECRUITING YOUR SUPPORT.
                                    JOIN US.

     To offer your support or learn how you can help, please contact us:

Frank Williams....................  (703) 641-4612  (703) 641-9082 (fax)
Nelson Obus.......................  (212) 760-0134  (212) 760-0824 (fax)  nobus291@aol.com
Bentley Offutt....................  (410) 584-9600  (410) 584-7044 (fax)  offutt@chesint.net
Guy Dove..........................  (540) 687-6351  (540) 687-6714 (fax)
Robert Fowler.....................  (770) 618-7284  (770) 618-7142 (fax)
Matthew Sakurada..................  (919) 776-9985  (919) 776-9985 (fax)  msakurada@sprintmail.com
William Sim.......................  (202) 872-2211  (202) 331-6181 (fax)  wjsim@pepco.com

          PLEASE VISIT OUR WEBSITE AT HTTP://WWW.FREEDOMFORSHAREHOLDERS.COM

     The website will publish the Bodington & Company analysis for obtaining maximum revenues possible from the sale of Westmoreland's IPPs. In addition, the website will include selected SEC filings, and indications of further support for our cause to remove Westmoreland management.

                               VOTING PROCEDURES

     Carefully review this proxy statement. YOUR PROXY IS IMPORTANT.

     IF YOU ARE UNABLE TO ATTEND THE ANNUAL MEETING, YOUR PROXY IS THE ONLY MEANS AVAILABLE FOR YOU TO VOTE. Please return the enclosed BLUE proxy card in time to be voted at the Special Meeting, May 12. No matter how many or how few shares you own, please vote FOR the Committee's nominees for director and promptly sign, date, and return the enclosed BLUE proxy.

     If you own shares of the Company, but your stock certificate is held for you by a brokerage firm, bank, or other institution, it is very likely that the stock certificate is actually in the name of such institution. If so, only that institution can execute a BLUE proxy for your shares of stock and only on receipt of your specific instructions. Accordingly, please contact the person responsible for your account at such entity and instruct the person to execute and return the BLUE proxy card on your behalf. You should also sign, date, and return the BLUE proxy card when you receive it from your broker or banker. Please do this for each account you maintain to ensure that all your shares are voted.

     Please call DF King & Co., Inc., toll free at 1-800-628-8538 if you require assistance or have any questions.

                                VOTE FOR CHANGE

                           WEST MORELAND COAL COMPANY

     PROXY SOLICITED BY THE WEST MORELAND COMMITTEE TO ENHANCE SHARE VALUE

                                  COMMON STOCK

   SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS -- MAY 12, 1999

The undersigned hereby appoints Frank E. Williams, Jr., Nelson Obus and Bentley Offutt (the "Proxy Committee"), and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on May 12, 1999 (the "Meeting"), and at any adjournments, postponements, rescheduling or continuations thereof, as indicated on the reverse side of this card with respect to Proposal 1 and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Proxy Statement for the Meeting.

PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, AND ON ANY OTHER MATTERS WHICH MAY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY COMMITTEE.

              IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE

                            (Continued on other side)

                 THE COMMITTEE RECOMMENDS A VOTE "FOR" PROPOSAL 1

PROPOSAL 1.   AUTHORITY TO VOTE FOR [ ]    WITHHOLD AUTHORITY TO VOTE FOR [ ]

Westmoreland Committee to Enhance Share Value Nominees as At-large Directors Robert A. Fowler, Nelson Obus, R. Bentley Offutt, Matthew S. Sakurada, William
J. Sim

If you wish to withhold authority to vote for one of the above, you may do so by circling his name.

                                     Date
                                         --------------------------------
                                     Signature(s)
                                                 ------------------------

                                      -----------------------------------

                                      -----------------------------------

                                      PLEASE SIGN THIS PROXY EXACTLY AS NAME(S)
                                      APPEAR ABOVE. JOINT OWNERS SHOULD EACH
                                      SIGN PERSONALLY. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. If a partnership, please sign in partnership name by an authorized partner.

                           WESTMORELAND COAL COMPANY

     PROXY SOLICITED BY THE WESTMOREL AND COMMITTEE TO ENHANCE SHARE VALUE

                               DEPOSITARY SHARES

   SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS -- MAY 12, 1999

The undersigned hereby appoints Frank E. Williams, Jr., Nelson Obus and Bentley Offutt (the "Proxy Committee"), and each of them, with the power of substitution, proxies for the undersigned and authorizes them to represent and vote all of the shares of stock of the Company which the undersigned may be entitled to vote at the Special Meeting of Shareholders to be held on May 12, 1999 (the "Meeting"), and at any adjournments, postponements, rescheduling or continuations thereof, as indicated on the reverse side of this card with respect to Proposal 2 and with discretionary authority as to any other matters that may properly come before the Meeting, in accordance with and as described in the Proxy Statement for the Meeting.

PROXIES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 2, AND ON ANY OTHER MATTERS THAT MAY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY COMMITTEE.


               IMPORTANT: PLEASE SIGN AND DATE ON THE REVERSE SIDE

                            (Continued on other side)

                THE COMMITTEE RECOMMENDS A VOTE "FOR" PROPOSAL 2

Proposal 2.    AUTHORITY TO VOTE FOR [ ]  WITHHOLD AUTHORITY TO VOTE FOR [ ]

Westmoreland Committee to Enhance Share Value Nominees as Preferred Stock (Depository Share) Directors Guy O. Dove, III, Frank E. Williams, Jr.

If you wish to withhold authority to vote for one of the above, you may do so by circling his name.

                                     Date
                                         --------------------------------
                                     Signature(s)
                                                 ------------------------

                                      -----------------------------------

                                      -----------------------------------

                                      PLEASE SIGN THIS PROXY EXACTLY AS NAME(S)
                                      APPEAR ABOVE. JOINT OWNERS SHOULD EACH
                                      SIGN PERSONALLY. If signing as attorney, executor, administrator, trustee, or guardian, please include your full title. Corporate proxies should be signed by an authorized officer. If a partnership, please sign in partnership name by an authorized partner.